MACOM Reports Fiscal Second Quarter 2024 Financial Results

LOWELL, MA, May 2, 2024 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal second quarter ended March 29, 2024.
Second Quarter Fiscal Year 2024 GAAP Results
•Revenue was $181.2 million, an increase of 7.0%, compared to $169.4 million in the previous year fiscal second quarter and an increase of 15.3% compared to $157.1 million in the prior fiscal quarter;
•Gross margin was 52.5%, compared to 60.6% in the previous year fiscal second quarter and 55.6% in the prior fiscal quarter;
•Income from operations was $15.4 million, or 8.5% of revenue, compared to income from operations of $35.9 million, or 21.2% of revenue, in the previous year fiscal second quarter and income from operations of $11.0 million, or 7.0% of revenue, in the prior fiscal quarter; and
•Net income was $15.0 million, or $0.20 per diluted share, compared to net income of $25.8 million, or $0.36 per diluted share, in the previous year fiscal second quarter and net income of $12.5 million, or $0.17 per diluted share, in the prior fiscal quarter.

Second Quarter Fiscal Year 2024 Adjusted Non-GAAP Results
•Adjusted gross margin was 57.1%, compared to 62.1% in the previous year fiscal second quarter and 59.2% in the prior fiscal quarter;
•Adjusted income from operations was $40.2 million, or 22.2% of revenue, compared to adjusted income from operations of $56.6 million, or 33.4% of revenue, in the previous year fiscal second quarter and adjusted income from operations of $38.6 million, or 24.5% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $43.2 million, or $0.59 per diluted share, compared to adjusted net income of $56.7 million, or $0.79 per diluted share, in the previous year fiscal second quarter and adjusted net income of $41.8 million, or $0.58 per diluted share, in the prior fiscal quarter.
Management Commentary
“Our engineering, sales, operations, quality and administrative teams are doing an excellent job supporting our customers,” said Stephen G. Daly, President and Chief Executive Officer. “As a result, we expect continued improvements in our financial performance in the second half of our fiscal year.”
Business Outlook
For the fiscal third quarter ending June 28, 2024, MACOM expects revenue to be in the range of $187 million to $193 million. Adjusted gross margin is expected to be between 56% and 58%, and adjusted earnings per diluted share is expected to be between $0.63 and $0.69 utilizing an anticipated non-GAAP income tax rate of 3% and 74.0 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, May 2, 2024 at 8:30 a.m. Eastern Time to discuss its fiscal second quarter 2024 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.

About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Data Center industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release and the associated earnings call contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans, priorities and long-term growth drivers, our ability to execute our long-term strategy, strengthen our position and drive market share gains and growth, our ability to develop new products, achieve market acceptance of those products and better address certain markets, expand our capabilities and extend our product offerings through the acquisitions of Linearizer Communications Group and the radio frequency (RF) business of Wolfspeed, Inc. and through the establishment of our European Semiconductor Center, and the teams’ capabilities and technologies and expansion thereof and any potential financial benefits derived by and financial impact to MACOM therefrom, strength and competitiveness of new product introductions and technology portfolio expansion, including the anticipated rate of new product introductions, anticipated demand for our products, MACOM’s profitability, revenue targets, prospects and growth opportunities in our three primary markets, the potential impact to our business of an economic downturn or recession, anticipated financial and business performance improvements, the estimated financial results for our 2024 fiscal third quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP income tax rate and non-GAAP interest income. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, net, acquisition and integration related costs, debt extinguishment costs and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our term loans and convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs – includes items such as professional fees, employee severance and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Tax Effect of Non-GAAP Adjustments – includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first two fiscal quarters of fiscal year 2024 and for our fiscal year 2023. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and acquisition expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Corporate Development and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023	March 29, 2024	March 31, 2023

Revenue	$181,234	$157,148	$169,406	$338,382	$349,510
Cost of revenue	86,022	69,838	66,716	155,860	136,465
Gross profit	95,212	87,310	102,690	182,522	213,045
Operating expenses:
Research and development	45,621	39,413	35,537	85,034	74,369
Selling, general and administrative	34,184	36,887	31,249	71,071	64,189
Total operating expenses	79,805	76,300	66,786	156,105	138,558
Income from operations	15,407	11,010	35,904	26,417	74,487
Other income (expense):
Interest income	5,366	5,556	5,064	10,921	8,749
Interest expense	(1,285)	(1,290)	(3,430)	(2,574)	(6,513)
Other expense, net	—	—	(123)	—	(178)
Total other income	4,081	4,266	1,511	8,347	2,058
Income before income taxes	19,488	15,276	37,415	34,764	76,545
Income tax expense	4,508	2,750	11,660	7,258	21,271
Net income	$14,980	$12,526	$25,755	$27,506	$55,274

Net income per share:
Income per share - Basic	$0.21	$0.18	$0.36	$0.38	$0.78
Income per share - Diluted	$0.20	$0.17	$0.36	$0.38	$0.77
Weighted average common shares:
Shares - Basic	72,076	71,425	70,799	71,750	70,640
Shares - Diluted	73,272	72,286	71,402	72,779	71,388

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 29, 2024	September 29, 2023

ASSETS
Current assets:
Cash and cash equivalents	$114,990	$173,952
Short-term investments	361,423	340,574
Accounts receivable, net	120,222	91,253
Inventories	177,806	136,300
Prepaid and other current assets	23,997	19,114
Total current assets	798,438	761,193
Property and equipment, net	180,229	149,496
Goodwill and intangible assets, net	423,386	390,392
Deferred income taxes	214,061	218,107
Other long-term assets	60,274	34,056
Total assets	$1,676,388	$1,553,244
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$948	$1,162
Accounts payable	44,341	24,966
Accrued liabilities	63,564	57,397
Total current liabilities	108,853	83,525
Finance lease obligations, less current portion	31,427	31,776
Financing obligation	9,156	9,307
Long-term debt obligations	447,707	447,134
Other long-term liabilities	33,632	33,902
Total liabilities	630,775	605,644
Stockholders’ equity	1,045,613	947,600
Total liabilities and stockholders’ equity	$1,676,388	$1,553,244

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended
	March 29, 2024	March 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,506	$55,274
Depreciation and intangible asset amortization	31,486	25,365
Share-based compensation	20,747	20,507
Deferred income taxes	3,706	20,233
Other adjustments, net	(1,497)	(2,784)
Accounts receivable	(31,327)	(18,316)
Inventories	(12,325)	(8,236)
Accrued and other liabilities	(2,301)	(17,471)
Change in other operating assets and liabilities	15,307	(3,825)
Net cash provided by operating activities	51,302	70,747
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net	(74,813)	(50,835)
Sales, purchases and maturities of investments	(15,478)	33,477
Purchases of property and equipment	(9,782)	(15,614)
Proceeds from sale of assets	—	8,000
Net cash used in investing activities	(100,073)	(24,972)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance leases and other	(703)	(591)
Proceeds from stock option exercises and employee stock purchases	2,849	2,320
Common stock withheld for taxes on employee equity awards	(12,522)	(31,253)
Net cash used in financing activities	(10,376)	(29,524)
Foreign currency effect on cash	185	370
NET CHANGE IN CASH AND CASH EQUIVALENTS	(58,962)	16,621
CASH AND CASH EQUIVALENTS — Beginning of period	173,952	119,952
CASH AND CASH EQUIVALENTS — End of period	$114,990	$136,573

Supplemental disclosure of non-cash activities
Issuance of common stock in connection with the acquisition of the RF business of Wolfspeed, Inc.	$57,733	$—

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Six Months Ended
	March 29, 2024		December 29, 2023		March 31, 2023		March 29, 2024		March 31, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$95,212	52.5	$87,310	55.6	$102,690	60.6	$182,522	53.9	$213,045	61.0
Amortization expense	4,200	2.3	1,942	1.2	987	0.6	6,142	1.8	1,897	0.5
Share-based compensation expense	1,820	1.0	1,550	1.0	1,261	0.7	3,370	1.0	2,735	0.8
Acquisition and integration related costs	2,226	1.2	2,289	1.5	221	0.1	4,516	1.3	221	0.1
Adjusted gross profit (Non-GAAP)	$103,458	57.1	$93,091	59.2	$105,159	62.1	$196,550	58.1	$217,898	62.3

	Three Months Ended						Six Months Ended
	March 29, 2024		December 29, 2023		March 31, 2023		March 29, 2024		March 31, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$79,805	44.0	$76,300	48.6	$66,786	39.4	$156,105	46.1	$138,558	39.6
Amortization expense	(4,121)	(2.3)	(4,798)	(3.1)	(5,765)	(3.4)	(8,919)	(2.6)	(11,667)	(3.3)
Share-based compensation expense	(11,308)	(6.2)	(8,319)	(5.3)	(9,594)	(5.7)	(19,627)	(5.8)	(21,567)	(6.2)
Acquisition and integration related costs	(1,107)	(0.6)	(8,644)	(5.5)	(2,822)	(1.7)	(9,751)	(2.9)	(2,822)	(0.8)
Adjusted operating expenses (Non-GAAP)	$63,269	34.9	$54,539	34.7	$48,605	28.7	$117,808	34.8	$102,502	29.3

	Three Months Ended						Six Months Ended
	March 29, 2024		December 29, 2023		March 31, 2023		March 29, 2024		March 31, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$15,407	8.5	$11,010	7.0	$35,904	21.2	$26,417	7.8	$74,487	21.3
Amortization expense	8,321	4.6	6,740	4.3	6,752	4.0	15,061	4.5	13,564	3.9
Share-based compensation expense	13,128	7.2	9,869	6.3	10,855	6.4	22,997	6.8	24,302	7.0
Acquisition and integration related costs	3,333	1.8	10,933	7.0	3,043	1.8	14,267	4.2	3,043	0.9
Adjusted income from operations (Non-GAAP)	$40,189	22.2	$38,552	24.5	$56,554	33.4	$78,742	23.3	$115,396	33.0

Depreciation expense	7,253	4.0	6,254	4.0	5,759	3.4	13,507	4.0	11,801	3.4
Adjusted EBITDA (Non-GAAP)	$47,442	26.2	$44,806	28.5	$62,313	36.8	$92,249	27.3	$127,197	36.4

	Three Months Ended						Six Months Ended
	March 29, 2024		December 29, 2023		March 31, 2023		March 29, 2024		March 31, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income - GAAP	$14,980	8.3	$12,526	8.0	$25,755	15.2	$27,506	8.1	$55,274	15.8
Amortization expense	8,321	4.6	6,740	4.3	6,752	4.0	15,061	4.5	13,564	3.9
Share-based compensation expense	13,128	7.2	9,869	6.3	10,855	6.4	22,997	6.8	24,302	7.0
Non-cash interest, net	287	0.2	287	0.2	411	0.2	573	0.2	823	0.2
Acquisition and integration related costs	3,333	1.8	10,933	7.0	3,043	1.8	14,267	4.2	3,043	0.9
Tax effect of non-GAAP adjustments	3,171	1.7	1,457	0.9	9,906	5.8	4,628	1.4	17,723	5.1
Adjusted net income (Non-GAAP)	$43,220	23.8	$41,812	26.6	$56,722	33.5	$85,032	25.1	$114,729	32.8

	Three Months Ended						Six Months Ended
	March 29, 2024		December 29, 2023		March 31, 2023		March 29, 2024		March 31, 2023
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share
Net income - GAAP diluted	$14,980	$0.20	$12,526	$0.17	$25,755	$0.36	$27,506	$0.38	$55,274	$0.77

Adjusted net income (Non-GAAP)	$43,220	$0.59	$41,812	$0.58	$56,722	$0.79	$85,032	$1.17	$114,729	$1.61

	Three Months Ended						Six Months Ended
	March 29, 2024		December 29, 2023		March 31, 2023		March 29, 2024		March 31, 2023
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest income - GAAP	$(5,366)	(3.0)	$(5,556)	(3.5)	$(5,064)	(3.0)	$(10,921)	(3.2)	$(8,749)	(2.5)
Interest expense - GAAP	1,285	0.7	1,290	0.8	3,430	2.0	2,574	0.8	6,513	1.9
Non-cash interest expense	(287)	(0.2)	(287)	(0.2)	(411)	(0.2)	(573)	(0.2)	(823)	(0.2)
Adjusted interest income (Non-GAAP)	$(4,368)	(2.4)	$(4,553)	(2.9)	$(2,045)	(1.2)	$(8,920)	(2.6)	$(3,059)	(0.9)